UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2012 (November 12, 2012)

Cardtronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832-308-4000)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of November 12, 2012, Mr. Tres Thompson has replaced Mr. Ron Delnevo as Managing Director of Bank Machine Limited (Cardtronics’ wholly-owned U.K. subsidiary) on an interim basis while Cardtronics conducts a formal search for a permanent replacement.  Mr. Delnevo was Managing Director of Bank Machine at the time Cardtronics acquired it in May 2005 and had continued to serve in that position until today.  Under the terms of Mr. Delnevo’s employment agreement and the notice provisions within the employment laws in the U.K., Mr. Delnevo will continue to receive his current base salary and benefits for the next twelve months. Mr. Thompson has been employed with Cardtronics since 2004 and has most recently served as the Company’s Executive Vice President of U.S. ATM services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardtronics, Inc.

Date:  November 13, 2012                                                  By:  /s/   j. chris brewster

Name:  J. Chris Brewster

Title:  Chief Financial Officer